UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 14, 2008

THE TALBOTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

The Talbots, Inc. (the “Company”) reported that Trudy Sullivan, President and Chief Executive Officer, had previously pledged 51,005 Company shares to collateralize a margin loan with a financial institution.  Due to current volatile conditions in the U.S. capital markets, these pledged shares were involuntarily sold at the direction of the lending institution to satisfy minimum margin requirements under the credit line.  Ms. Sullivan continues to hold 336,500 restricted shares and 108,333 vested stock options and 292,767 unvested stock options.  No further Company shares held by Ms. Sullivan are subject to pledge.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: November 14, 2008	By:	/s/ Richard T. O’Connell, Jr.
		Name:	Richard T. O’Connell, Jr.
		Title:	Executive Vice President, Real Estate,
Legal, Store Planning and Design and
Construction